Exhibit 10.46

AMENDMENT NO. 2 TO
REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of July 15, 2014 (this “Amendment”) to the Revolving Credit Agreement dated as of December 22, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Media, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower has informed the Administrative Agent and each Lender that the Borrower has failed to furnish to the Administrative Agent (i) the financial statements, reports and other documents as required under Section 5.01(a) of the Credit Agreement with respect to the fiscal year of the Borrower ended March 31, 2014 and (ii) the related deliverables required under Sections 5.01(c) and 5.03(b) of the Credit Agreement (collectively, the “Specified Default”);
WHEREAS, the Borrower has informed the Administrative Agent and each Lender that the Borrower has entered into a non-binding letter of intent (the “Letter of Intent”) with certain investors of the Borrower (collectively, the “Investors”) with terms as set forth in the Form 8-K filed with the SEC on July 9, 2014, pursuant to which (i) the Investors will acquire 100% of the issued and outstanding common stock of the Borrower through a merger (the “Merger”) and (ii) the Loan Parties and the Investors or their affiliates will enter into other transactions contemplated by the Letter of Intent (together with the Merger, the “Transactions”); and
WHEREAS, upon Borrower’s request, the Required Lenders have, subject to the terms and conditions set forth herein, consented to amend certain provisions of the Credit Agreement and waive the Specified Default during the Waiver Period (as hereinafter defined).
NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1.Amendments to Credit Agreement.

(a)The definition of “Permitted Holders” is hereby amended by replacing it in its entirety with the following:

“Permitted Holder” means (i) Angelo, Gordon & Co., L.P., (ii) Avenue Capital Management II, L.P., (iii) Capital Research and Management Company, Capital Guardian Trust Company and Capital International, Inc., (iv) Credit Suisse Securities (USA) LLC, (v) Regiment Capital Management, LLC, (vi) Chatham Asset Management, LLC, (vii) Leon Cooperman, (viii) Omega Charitable Partnership, L.P., (ix) any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any successor provision) of which any of the Permitted Holders specified in clauses (i)-(viii) are members, and (x) the respective Affiliates of each of the foregoing; provided that in the case of any group specified in clause (ix) above, without giving effect to such group, Permitted Holders specified in clauses (i)-(viii) and their respective Affiliates must collectively beneficially own a greater amount of the total voting power of the voting stock of the Borrower than the amount of the total voting power of the voting stock of the Borrower beneficially owned by any other member of such group.”
Section 2.Waivers.

(a)As of the Amendment Effective Date (as hereinafter defined), the Required Lenders hereby waive the Specified Default until the expiration of the Waiver Period. As used herein, the term “Waiver Period” shall mean the period commencing on the Amendment Effective Date and expiring on the earlier of (i) August 11, 2014 and (ii) immediately prior to the consummation of the Merger.

(b)Upon the expiration of the Waiver Period, the agreement of the Required Lenders hereunder to waive the Specified Default shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower and each other Loan Party hereby waives.
(c)The Required Lenders hereby permanently waive any Change in Control or non-compliance with Section 6.09 of the Credit Agreement as a result of the consummation of the Transactions or the entering into of the definitive documentation related to the Transactions.

Section 3.Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 4.Applicable Law.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 5.Headings.

Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.
Section 6.Effect of Amendment.

On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan

Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. For purposes of this Amendment, “Amendment Effective Date” shall mean the date upon with this Amendment has been signed by the Borrower and the Required Lenders.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN MEDIA, INC., as Borrower

By:	/s/ Christopher Polimeni
Name: Christopher Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF July 15, 2014, AMONG AMERICAN MEDIA, INC. AND THE LENDERS PARTY HERETO

Lender Name:
JPMorgan Chase Bank, N.A.

By:	/s/ Charles Holmes
Name: Charles K. Holmes
Title: Executive Director

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF July 15, 2014, AMONG AMERICAN MEDIA, INC. AND THE LENDERS PARTY HERETO

Lender Name:
DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

By:	/s/ Keith Braun
Name: Keith C. Braun
Title: Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF July 15, 2014, AMONG AMERICAN MEDIA, INC. AND THE LENDERS PARTY HERETO

Lender Name:
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory